Exhibit 99.1

Date: July 31, 2018	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, July 31, 2018— CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2018. Revenues for the quarter ended June 30, 2018 were $150 million, an increase 9.3% from revenues of $138 million in the same quarter of the prior year. Earnings per share for the quarter ended June 30, 2018 were $0.62, an increase of 34.8% from earnings per share of $0.46 in the same quarter of the prior year.

The pace of innovation in the risk management industry continues to drive the Company’s strategic investments, most recently in the area of business intelligence and analytics. Through the Company’s Adjuster workstation, The EdgeSM, CorVel is able to fully leverage business analytics, through the integration of a program’s entire set of data, to provide clients with actionable insight. Real-time access to this full complement of data supports the Company’s long-standing advocacy for a bundled solution.

The Company has continued efforts to improve the intake process through the development of an integrated intake module, which will help to reduce the lag time between initial incident or injury and the provision of interventions.  The company was recently recognized by American Well as a recipient of its 2018 Integration Leadership Award at the company’s Annual Client Forum. The Integration Leadership Award recognized CorVel for their successful integration of telehealth and workers’ compensation.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, business intelligence and analytics within claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2017, September 30, 2017 and December 31, 2017.

The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results – Income Statement
Quarters Ended June 30, 2018 (unaudited) and June 30, 2017 (unaudited)

Quarter Ended	June 30, 2018	June 30, 2017
Revenues	150,398,000	137,612,000
Cost of revenues	119,045,000	108,829,000
Gross profit	31,353,000	28,783,000
General and administrative	15,937,000	14,629,000
Income from operations	15,416,000	14,154,000
Income tax provision	3,638,000	5,379,000
Net income	11,778,000	8,775,000
Earnings Per Share:
Basic	$0.62	$0.47
Diluted	$0.62	$0.46
Weighted Shares
Basic	18,922,000	18,811,000
Diluted	19,102,000	19,000,000

CorVel Corporation
Quarterly Results – Condensed Balance Sheet
June 30, 2018 (unaudited) and March 31, 2018 (audited)

	June 30, 2018	March 31, 2018
Cash	73,340,000	55,771,000
Customer deposits	35,695,000	35,496,000
Accounts receivable, net	66,124,000	64,940,000
Prepaid taxes and expenses	7,997,000	7,110,000
Property, net	66,849,000	69,356,000
Goodwill and other assets	41,205,000	41,331,000
Total	291,210,000	274,004,000
Accounts and taxes payable	15,991,000	13,453,000
Accrued liabilities	88,810,000	84,536,000
Deferred tax liability	4,544,000	4,839,000
Paid-in capital	146,105,000	143,708,000
Treasury stock	(434,475,000)	(430,989,000)
Retained earnings	470,235,000	458,457,000
Total	291,210,000	274,004,000